EXHIBIT 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of March 11, 2013, is by and among Viggle Inc., a Delaware corporation (the “Company”), and the investor listed on the Schedule attached hereto (the “Investor”).

RECITALS

A.           The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.           The Company has authorized the issuance of (i) secured convertible notes in the aggregate original principal amount of $50,000,000 (the “Notes”), which Notes shall be convertible into shares of Common Stock (as defined in the Notes) (as converted, collectively, the “Conversion Shares”), in accordance with the terms of the Notes and (ii) the Common Shares (as defined below).

C.           The Investor and the Company previously entered into that certain Line of Credit Grid Promissory Note, dated as of June 29, 2012, as amended (the “Original Note”), pursuant to which the Company currently owes the Investor $20,781,746.58.

D.           The Company and the Investor wish to exchange, upon the terms and conditions stated in this Agreement, (i) the aggregate original principal amount of the Original Note for a Note in the original principal amount of $20,781,746.58 (such Note, the “New Note”), which New Note shall be convertible into shares of Common Stock on the terms set forth in such New Note.  In addition, in order to induce the Investor to convert the Original Note, the Company will issue to the Investor 40,000 shares of Common Stock for each $100,000.00 in principal amount exchanged under the Original Note, for a total of 8,312,699 shares of Common Stock, which shares shall collectively be referred to herein as the “Common Shares”).

D.           The Notes, the Conversion Shares and the Common Shares are collectively referred to herein as the “Securities.”

E.           The Notes will be secured by a perfected security interest in all of the assets of the Company and its Subsidiaries (as defined below) as evidenced by a security agreement, in the form attached hereto as Exhibit A (the “Security Agreement” and together with the other security documents and agreements entered into in connection with the Security Agreement, as each may be amended or modified from time to time, collectively, the “Security Documents”), and each of its Subsidiaries will execute a guaranty in favor of each buyer of Securities (collectively, the “Guaranties”) pursuant to which each of them guarantees the payment obligations of the Company under the Notes.  Payment of the Notes will be subject to the Subordination Agreement (as hereinafter defined).  The “Subordination Agreement” means that certain Subordination Agreement, dated as of the date hereof, by and among Deutsche Bank Trust Company Americas, the Company, Sillerman Investment Company, LLC and Sillerman Investment Company II, LLC.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.   EXCHANGE OF ORIGINAL NOTE.

(a)   New Note and Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue to Investor, and Investor, shall receive from the Company on the Closing Date (as defined below), (i) the New Note in the original principal amount of $20,781,746.58 in the form attached hereto as Exhibit B, and (ii) the Common Shares.

(b)   Exchange. In exchange for the issuance of the New Note and Common Shares as described in Section 1(a) above, the Investor shall provide the Original Note to the Company for cancellation, and the Original Note shall thereafter be of no further force or effect.

(c)   Closing. The closing (the “Closing”) of the exchange described above shall occur at the offices of the Company at 902 Broadway, 11th Floor, New York, NY 10010. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such later date as is mutually agreed to by the Company and the Investor). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

2.   INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that:

(a)   Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)   No Public Sale or Distribution. The Investor (i) is acquiring the New Note and Common Shares and (ii) upon conversion of the New Notes will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(c)   Accredited Investor Status.  The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)   Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(e)   Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)   No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)   Transfer or Resale. The Investor understands that except as provided in Section 4(h) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Investor, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h)   Validity; Enforcement. This Agreement and the other Transaction Documents to which the Investor will be a party have been, or will be prior to the Closing, duly and validly authorized, executed and delivered on behalf of the Investor and constitutes the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)   No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents to which the Investor will be a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder or thereunder.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that:

(a)   Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. Except as set forth in the SEC Documents, the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, owns 100% of the outstanding capital stock or holds 100% of the equity or similar interests of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)   Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it will be a party and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it will be a party.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by the Company’s board of directors and each of its Subsidiaries’ board of directors or other governing body, as applicable, and (other than the filing with the SEC of a Form D with the SEC, any other filings as may be required by any state securities agencies and any other filing that may be required by Section 4(h) (collectively, the “Required Filings”)) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body.  This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.  Prior to the Closing, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Security Documents and the Guaranties, as may be amended from time to time.

(c)   Issuance of Securities. The issuance of the New Note and the Common Shares is duly authorized, and upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the number of Conversion Shares issuable upon conversion of the New Note (assuming for purposes hereof that the New Note is convertible at the initial Conversion Price (as defined in the New Note)). Upon conversion in accordance with the New Note, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Investor in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)   No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby will not (i) result in a violation of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”) or the organizational documents of any of its Subsidiaries, the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”) or the bylaws of any of the Company’s Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries other than, in the case of clauses (ii) and (iii) above, conflicts, defaults, rights or violations that could not reasonably be expected to have a Material Adverse Effect.

(e)   Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Filings), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under the Transaction Documents, in each case, in accordance with the terms thereof. All consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date.

(f)   No General Solicitation; Placement Agents’ Fees. Neither the Company, nor any of its Subsidiaries, nor any Person acting on its or their behalf at their respective direction, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agents’ fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby.

(g)   No Integrated Offering. Neither the Company, nor any of its Subsidiaries, nor any Person acting on its or their behalf at their respective direction, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions.

(h)   SEC Documents; Financial Statements. During the one (1) year prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and, none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(i)   Absence of Certain Changes. Since the date of the Company’s most recent Form 10-K, except as disclosed in the SEC Documents filed subsequent to such Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

(j)   Conduct of Business; Contracts. Neither the Company nor any of its Subsidiaries is in material violation of any term of, or in material default under, its Certificate of Incorporation or Bylaws or the organizational charter, certificate of formation or certificate of incorporation or bylaws of any of the Company’s Subsidiaries, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, except in all cases for possible violations which would not reasonably be expected in the aggregate to have a Material Adverse Effect. Other than the contracts, agreements and instruments disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect

(k)           Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(l)           Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 300,000,000 shares of Common Stock, of which 88,323,498 are issued and outstanding and (ii) 1,000,000 shares of preferred stock, of which no shares are issued or outstanding. 53,864,121 shares of Common Stock are reserved for issuance pursuant to Convertible Securities (as defined below) (including the Notes and the Other Notes (as defined below)).

(m)           Absence of Litigation . Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the OTCQB (the “Principal Market”), any court, public board, government agency, self-regulatory organization or body, to the knowledge of the Company, pending or threatened in writing against or affecting the Company or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect.

(n)   Money Laundering. The Company and its Subsidiaries are in material compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations in any material respect, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(o)           Transfer Taxes. On the Closing Date, any stock transfer taxes which are required to be paid by the Company in connection with the issuance of the New Note and Common Shares by the Company hereunder will be, or will have been, fully paid or provided for by the Company.

4.             COVENANTS.

(a)           Best Efforts. The Investor shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b)           Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the New Note and Common Shares for sale to the Investor pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).

(c)           Public Information

(i)           Maintaining Current Public Information. While the New Note is outstanding, the Company agrees to (1) make and keep public information available, as those terms are understood and defined in Rule 144 and (2) file with the SEC all reports and other documents required of the Company under the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

(ii)           Liquidated Damages for Failure to Maintain Current Public Information. If, after the six (6) month anniversary of the Closing Date, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the 1934 Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable) (a “Current Public Information Failure”) and, as a result thereof, the Investor is unable to sell Conversion Shares or Common Shares without restriction under Rule 144 (including, without limitation, volume restrictions), then, as liquidated damages by reason of the Investor being unable to so sell Conversion Shares or Common Shares (as the case may be) (which remedy shall be the Investor’s sole and exclusive remedy), the Company shall pay to the Investor an amount in cash equal to 1.5% of the outstanding principal amount of the New Note on every thirty (30) day anniversary of a Current Public Information Failure until the earlier of (1) the date such Current Public Information Failure is cured and (2) such time that such public information is no longer required pursuant to Rule 144 (in each case, pro rated for periods totaling less than thirty (30) days). The payments to which the Investor shall be entitled pursuant to this Section 4(c)(ii) are referred to herein as “Public Information Failure Payments.” If a Current Public Information Failure giving rise to Public Information Failure Payments is cured prior to any thirty (30) day anniversary of such Current Public Information Failure, then such Public Information Failure Payment shall be made on the fifth (5th) Business Day after such cure. Notwithstanding the foregoing, (I) no Public Information Failure Payments shall be owed to the Investor to the extent that the Investor is then an “affiliate” of the Company (as such term is used in Rule 144), (II) in no event shall the aggregate amount of all Public Information Failure Payments paid to the Investor exceed an amount equal to 18% of the principal amount of the New Note and (III) no Public Information Failure Payments shall be owed to the Investor with respect to any period during which all of the Investor’s Conversion Shares and Common Shares may be sold by the Investor without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable), pursuant to Section 4(a)(1) of the 1933 Act or are otherwise freely transferrable under the 1933 Act.

(d)           Reserved.

(e)           Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares and Common Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) if required by the rules and regulations thereof. The Company shall use its reasonable efforts to cause the Common Stock to be listed or designated for quotation (as the case may be) on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Markets”) while the New Note is outstanding, provided that in no event shall the Company have any obligation or liability to the Investor if the Common Stock is not so listed or designated for quotation (as the case may be) on any of the Nasdaq Markets unless the Company fails to use its reasonable efforts to cause the Common Stock to be so listed or designated for quotation (as the case may be) on one of the Nasdaq Markets.

(f)           Fees and Expenses. Each party to this Agreement shall bear its own expenses in connection with the exchange of the Original Note for the New Note.

(g)           Disclosure of Transactions. The Company shall, on or before 9:00 a.m. New York time, on the fourth (4th) Business Day following the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement, the form of the New Note, the form of Security Agreement and the form of Guaranty).

(h)           Piggyback Registration Rights.

(i)           Participation. If the Company at any time proposes to register any of its securities under the 1933 Act, whether for its own account or for the account of any other Person (other than a registration on Form S-4 or S-8 or any successor form to such forms), (a “Public Sale”), then, as soon as practicable after the Company’s determination to undertake such registration, the Company shall give written notice of such proposed filing to the Investor and the Investor may elect to request inclusion in such registration such number of the Investor’s Conversion Shares and Common Shares as the Investor may request in writing (a “Piggyback Registration”). If the Investor so requests, the Company shall use commercially reasonable efforts to include in such Piggyback Registration all Conversion Shares and Common Shares which are requested to be included therein.

(a)           Subsequent Placements .

(i)           Certain Defined Terms.

(1)           Approved Share Plan” means any plan which has been approved by the Company’s board of directors pursuant to which shares of Common Stock, options to purchase shares of Common Stock, RSUs, stock appreciation rights and the like may be issued to any employee, officer, director or consultant.

(2)           “Convertible Securities” means any capital stock, note, debenture, option, warrant or other security of the Company that is directly or indirectly convertible into or exercisable for any shares of Common Stock.

(3)           “Excluded Securities” means, collectively, (I) shares of Common Stock, options to purchase shares of Common Stock, RSUs, stock appreciation rights and the like to employees, officers, directors and consultants issued pursuant to an Approved Share Plan; (II) shares of Common Stock issued upon conversion, exercise or otherwise on account of Convertible Securities issued by the Company prior to the date of the Agreement; (III) the Common Shares, (IV) the Conversion Shares; (V) the Exchange Common Shares (as defined below); (VI) the Exchange Conversion Shares (as defined below); (VII) the Notes; (VIII) the Exchange Notes (as defined below), (IX) the Draw Warrant (as defined below), (X) shares issuable upon exercise of the Draw Warrant) and (XI) shares of Common Stock or other securities issued in connection with strategic mergers, acquisitions, alliances, corporate relationships and the like.

(4)           “Number of Shares Issued Below the Conversion Price” means, as of the applicable time of determination, the aggregate number of shares of Common Stock issued by the Company after the Closing Date in Dilutive Subsequent Placements (as defined below) (it being understood and agreed that issuances of Excluded Securities in a Dilutive Subsequent Placement shall always be disregarded for purposes of the foregoing determination).

(5)           “Number of Shares Deemed Outstanding” means, as of the applicable time of determination, the number of shares of Common Stock equal to the sum of (i) 82,641,753 plus (ii) the aggregate number of Common Shares plus (iii) the aggregate number of the Exchange Common Shares (as defined below) plus (iv) the aggregate number of Conversion Shares plus (v) the aggregate number of Exchange Conversion Shares plus (vi) the aggregate number of shares of Common Stock issuable upon exercise, exchange or conversion (as the case may be) of all Convertible Securities that are outstanding immediately prior to execution of this Agreement (with the number of shares of Common Stock so issuable upon exercise, exchange or conversion (as the case may be) of such Convertible Securities to be determined based upon the maximum number of shares of Common Stock that could be issuable under such Convertible Securities pursuant to the terms and conditions thereof (other than anti-dilution provisions under which an adjustment has not yet then occurred)), all regardless of whether such Convertible Securities are actually then exercisable, exchangeable or convertible (as the case may be) and disregarding any limitations on exercise, exchange or conversion thereof (in each case of clauses (i) through (vi) above, as adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement).

(6) “Required Holders” means the holders of a majority in principal amount of Notes outstanding at the time of measurement.

(7) “Subsequent Placement” means the issuance or sale by the Company of any shares of Common Stock or any Convertible Securities.

(ii) Notice or Consent. If immediately following the consummation of a contemplated Subsequent Placement by the Company following the Closing Date in which the consideration per share of Common Stock is less than $1.25 per share  (as adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement, the “Conversion Price”) (or deemed less than $1.25 per share (as adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement) in the case of a Convertible Security as determined in accordance with subsection (iii) below) (a “Dilutive Subsequent Placement”),

(1) the Number of Shares Issued Below the Conversion Price is less than 33% of the Number of Shares Deemed Outstanding, then the Company shall not consummate such Dilutive Subsequent Placement unless (x) the Company has provided notice of such Dilutive Subsequent Placement to the Investor at least one (1) Business Day prior to the consummation of such Dilutive Subsequent Placement (without implication that the contrary would otherwise be true, the consent of the Required Holders shall not be required to consummate such Dilutive Subsequent Placement) or (y) such Dilutive Subsequent Placement involves the issuance of Excluded Securities;

(2) the Number of Shares Issued Below the Conversion Price is greater than or equal to 33% of the Number of Shares Deemed Outstanding, then the Company shall not consummate such Dilutive Subsequent Placement unless (x) the Company has obtained the prior written consent of the Required Holders or (y) such Dilutive Subsequent Placement involves the issuance of Excluded Securities.  In addition, in the event that the Required Holders approve such issuance pursuant to this subsection (2), then the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock of the Company outstanding immediately prior to such issuance on a fully-diluted basis plus (2) the number of shares of Common Stock of the Company which the aggregate consideration received or to be received by the Company in connection with such Dilutive Subsequent Placement would purchase at the Conversion Price; and (B) the denominator of which shall be the number of shares of common stock of the Company outstanding immediately prior to such issue on a fully-diluted basis plus the number of such additional shares of common stock of the Company that would be issued at the price of such shares (or the conversion price of such shares) in such Dilutive Subsequent Placement.

(iii) Miscellaneous. Notwithstanding anything contained in this Section 4 to the contrary, (i) shares of Common Stock issuable upon conversion or exercise of any Convertible Security issued by the Company in a Dilutive Subsequent Issuance after the Closing Date shall be deemed to have been issued by the Company on the issuance date of such Convertible Security and the consideration per share therefor shall be the conversion price or exercise price (as the case may be) specified in such Convertible Security, (ii) this Section 4 shall automatically cease to apply and shall automatically terminate at such time as 75% of the aggregate original principal amounts of the Notes are no longer outstanding (whether through repayment, conversion or otherwise) and (iii) this Section 4 shall not apply (and no notice or consent shall be required) if all of the then-outstanding Notes will be repaid by the Company within five (5) Business Days following the consummation of the applicable Dilutive Subsequent Placement.

5.   REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGENDS.

(a)   Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Common Shares in which the Company shall record the name and address of the Person in whose name the Notes and the Common Shares have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes held by such Person and the number of Common Shares held by such Person.

(b)   Legends. The Investor understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

(c)   Removal of Legends. Certificates evidencing Conversion Shares or Common Shares (as the case may be) shall not be required to contain the legend set forth in Section 5(b) above or any other legend (i) following any sale of such Conversion Shares or Common Shares (as the case may be) pursuant to an effective registration statement containing a usable prospectus, (ii) following any sale of such Conversion Shares or Common Shares (as the case may be) pursuant to Rule 144 (provided that the Investor provides the Company with reasonable assurances (which shall include, without limitation, customary representation letters and an opinion of counsel) that such Conversion Shares or Common Shares (as the case may be) were properly sold pursuant to, and in compliance with, Rule 144) or (iii) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) Trading Days following the delivery by the Investor to the Company of a legended certificate representing such Conversion Shares or Common Shares (as the case may be) (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Investor as may be required above in this Section 5(c), as directed by the Investor, either: (A) provided that the Company and its transfer agent are participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of Conversion Shares or Common Shares (as the case may be) to which the Investor shall be entitled to the Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company or its transfer agent are not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Investor, a certificate representing such Conversion Shares or Common Shares (as the case may be) that is free from all restrictive and other legends, registered in the name of the Investor or its designee.

6.   CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the New Note and the related Common Shares to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i) The Investor shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The Investor shall have delivered to the Company the Original Note, duly endorsed for cancellation.

(iii) The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(v) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

7.   CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE.

(a) The obligation of the Investor to exchange the Original Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to the Investor each of the Transaction Documents to which it is a party, and the Company shall have duly executed and delivered to the Investor the New Note and the related Common Shares to be issued at the Closing pursuant to this Agreement.

(ii) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in a form reasonably acceptable to the Investor.

(iii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(v) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

8.   TERMINATION.

In the event that the Closing shall not have occurred within twenty (20) days after the date hereof, then each party hereto shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such party to any other party hereto; provided, however, the right of a party to terminate its obligations under this Agreement pursuant to this Section 8 shall not be available to a party if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such party’s breach of this Agreement.  Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

9.   MISCELLANEOUS.

(a)   Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under any of the other Transaction Documents or in connection herewith or therewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any party from bringing suit or taking other legal action against any other party to any of the Transaction Documents in any other jurisdiction to collect on such other party’s obligations to such party or to enforce a judgment or other court ruling in favor of such party or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 16 of the Notes. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b)   Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)   Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)   Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)   Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Investor, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein. The parties hereto make no representations or warranties to each other, express (except as expressly contained in this Agreement) or implied, and any and all prior representations and warranties made by any party hereto or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement and the other written agreements contemplated hereby, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

(f)   Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Viggle Inc.
902 Broadway, 11th Floor
New York, New York 10022
E-mail: mitch@viggle.com
Facsimile: (212) 750-3034
Attention: General Counsel
If to the Investor:

Sillerman Investment Company LLC
902 Broadway, 11th Floor
New York, New York 10010
E-mail: fx@@viggle.com
Facsimile: (212) 750-3034

, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

(g)   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including, as contemplated below, any assignee of any of the New Note. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. Following the Closing, the Investor may assign some or all of its rights hereunder in connection with any transfer of any of its New Note without the consent of the Company.

(h)   No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)   Survival. The representations and warranties shall survive the Closing for a period of two (2) years following the Closing, and the covenants and agreements shall survive the Closing.

(j)   Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)   Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(l)   Currency Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(m)   Additional Issuance. It is expressly understood and agreed that notwithstanding anything contained in this Agreement or any of the other Transaction Documents to the contrary, (i) the Company shall be permitted to issue in one or more Subsequent Placements up to an additional $29,300,000 in secured convertible notes and shares of Common Stock in exchange for the shares of Common Stock and warrants to purchase Common Stock that were issued by the Company previously on terms and conditions similar to the terms and conditions contained in the Transaction Documents (such additional convertible notes are collectively referred to herein as the “Exchange Notes,” such additional shares of Common Stock are referred to herein as the “Exchange Common Shares” and the shares of Common Stock issuable upon conversion of the Exchange Notes are referred to herein as the “Exchange Conversion Shares”). In addition, it is expressly understood and agreed that notwithstanding anything contained in this Agreement or any of the other Transaction Documents to the contrary, the Company shall be permitted to issue to borrow from Deutsche Bank Trust Company Americas (the “Bank”) up to $10 million pursuant to that certain Term Loan Agreement, dated as of the date hereof, by and among the Company and the Bank, as amended , restated, modified and/or supplemented from time to time (the “Deutsche Loan Agreement”), the Company shall be permitted to borrow under that certain Amended and Restated Line of Credit Grid Promissory Note by and between the Company and Sillerman Investment Company II, LLC, dated as of the date hereof (the “Amended and Restated Note”) and the Company shall be permitted to issue to Sillerman Investment Company II, LLC warrants to purchase  one share of the Company’s common stock for each dollar drawn on the Amended and Restated Note in excess of the $10 million permitted to be drawn under the Deutsche Loan Agreement  (“the “Draw Warrant”).

[signature pages follow]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

VIGGLE INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SILLERMAN INVESTMENT COMPANY LLC:

By:
Its: